                                                                   EXHIBIT 10.20

                      SHARE RETENTION, NON-COMPETITION AND
                              PUT OPTION AGREEMENT


                                      AMONG


                                    DVI, INC.
                                       AND
                                MSF HOLDING LTD.
                                       AND
                                  CADILUR S.A.
                                       AND
                                  ESTOLUR S.A.
                                       AND
                                  NATULER S.A.

                                       AND

                     NEDERLANDSE FINANCIERINGS-MAATSCHAPPIJ
                          VOOR ONTWIKKELINGSLANDEN N.V.



                           DATED AS OF APRIL 27 , 1998

                                TABLE OF CONTENTS

ARTICLE OR
SECTION                               ITEM                              PAGE NO.
-------                               ----                              --------

ARTICLE I......................................................................2
DEFINITIONS....................................................................2

     Section 1.01. Definitions.................................................2
     Section 1.02. Other Terms.................................................2
     Section 1.03. Interpretation..............................................7

ARTICLE II.....................................................................8
REPRESENTATIONS AND WARRANTIES.................................................8

     Section 2.01. General Representations.....................................8
     Section 2.02. Further Representations.....................................9
     Section 2.03. FMO Reliance................................................9
     Section 2.04. Non-Estoppel................................................9

ARTICLE III....................................................................9
RETENTION OF SHARES............................................................9

     Section 3.01. DVI's  Undertakings........................................10
     Section 3.02. MSF Holding's Undertakings.................................10
     Section 3.03. Additional Obligations.....................................10
     Section 3.04. Request for Transfer.......................................11
     Section 3.05. Further Assurances.........................................11
     Section 3.06. Tag-Along Rights...........................................11

ARTICLE IV....................................................................12
NON-COMPETITION PROVISIONS....................................................12

     Section 4.01. Competing Activities.......................................12
     Section 4.02. Acknowledgments of DVI.....................................12

ARTICLE V.....................................................................13
PUT OPTION....................................................................13

     Section 5.01.  Put Option................................................13
     Section 5.02.  Notice of Exercise........................................13
     Section 5.03.  Commitment of DVI.........................................13
     Section 5.04.  Settlement................................................13
     Section 5.05.  Share Certificates........................................13
     Section 5.06.  Right of Transfer.........................................14
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                                       3

     Section 5.07.  Obligations Irrevocable, Absolute and Unconditional.......14
     Section 5.08.  Term of the Put Option....................................15
     Section 5.09.  Cancellation of the Put Option............................16
     Section 5.10.  Required Documentation....................................16

ARTICLE VI....................................................................17
MISCELLANEOUS.................................................................17

     Section 6.01.  Waivers...................................................17
     Section 6.02.  MSF Holding as Agent for Communication....................19
     Section 6.03.  Notices...................................................19
     Section 6.04.  English Language..........................................20
     Section 6.05.  Fees and Expenses.........................................21
     Section 6.06.  Financial Calculations....................................21
     Section 6.07.  Termination of Agreement..................................22
     Section 6.08.  Severability..............................................22
     Section 6.09   Applicable Law and Jurisdiction...........................22
     Section 6.10   Successors and Assigns....................................25
     Section 6.11   Amendment.................................................25
     Section 6.12   Counterparts..............................................25
     Section 6.13   Remedies and Waivers......................................25

                      SHARE RETENTION, NON-COMPETITION AND
                              PUT OPTION AGREEMENT


         AGREEMENT, dated as of April 27, 1998 among DVI, Inc. ("DVI"), a corporation organized and existing under the laws of the State of Delaware, USA, MSF HOLDING LTD., a company organized and existing under the laws of the Commonwealth of the Bahamas ("MSF Holding"), CADILUR S.A., a sociedad anonima, organized and existing under the laws of Uruguay ("MSF"), ESTOLUR S.A., a sociedad anonima, organized and existing under the laws of Uruguay ("Estolur"), and NATULER S.A., a sociedad anonima, organized and existing under the laws of Uruguay ("HSF" and together with MSF Holding, MSF and Estolur, the "Co-Borrowers" and each individually a "Co-Borrower"), each of MSF, Estolur and HSF are companies organized and existing under the laws of Uruguay and NEDERLANDSE FINANCIERINGS-MAATSCHAPPIJ VOOR ONTWIKKELINGSLANDEN N.V., a company organized and existing under the laws of The Netherlands (hereinafter called "FMO").

        WHEREAS:

         (A) By an investment agreement of even date herewith among FMO and the Co-Borrowers (the "Investment Agreement"), FMO has agreed to (i) extend a loan to the Co-Borrowers in the aggregate principal amount of up to twenty-five million Dollars ($25,000,000) (the "Loan"), in the form of an A Loan of up to ten million Dollars ($10,000,000), and a B loan of up to fifteen million Dollars ($15,000,000) and (ii) make the FMO Subscription, upon the terms and conditions set forth in the Investment Agreement.

         (B) In consideration of FMO entering into the Investment Agreement and as an inducement to FMO to make the first Disbursement of the Loan and the first Disbursement and Subscription under the FMO Subscription, each of DVI and the Co-Borrowers has agreed to undertake the obligations assumed by it in this Agreement.

         (C) FMO's obligation to make the Loan and the FMO Subscription is conditioned upon the agreement by DVI not to engage in certain forms of competition with the Co-Borrowers, as more particularly set forth herein.

         (D) Each of DVI and the Co-Borrowers has been provided with, and hereby acknowledges receipt of, a copy of the Investment Agreement and all the other Transaction Documents.

         NOW, THEREFORE, the parties agree as follows:

                                    ARTICLE I

                                   DEFINITIONS


         Section 1.01. Definitions. Wherever used in this Agreement, unless the context otherwise requires, or unless otherwise defined in the preamble or Recitals hereto, capitalized terms defined in the Investment Agreement shall have the same meanings herein.

         Section 1.02. Other Terms. Wherever used in this Agreement, unless the context otherwise requires, the following terms shall have the following meanings:

"Average
 Consolidated
 Pre-Tax Income"           means, as at the date of the relevant Notice of
                           Exercise, the amount resulting from calculating the average of the audited consolidated pre-tax profit recorded by MSF Holding for the previous Fiscal Year, as determined from the consolidated audited financial statements for such Fiscal year and the audited consolidated profit recorded by MSF Holding for the current year (annualized), as determined from the consolidated audited financial statements for the most recently completed fiscal quarter of the Fiscal
                           Year in which the relevant Notice of Exercise is given, audited in accordance with Section 5.10 (iii) hereof if so requested by FMO;

"Exercise Period"          means, as at the date of the relevant Notice of
                           Exercise, the period (A) beginning on the earlier of
                           (i) the fourth anniversary of the date of this Agreement, and (ii) the date on which a Triggering
                           Event occurs; and (B) expiring as provided in Section
                           5.08(a);

"Exercise Price"           means, as at the date of the relevant Notice
                           of Exercise, the higher of (A) a multiple of one point two five (1.25) times the Net Worth of MSF
                           Holding or (B) a multiple of eight (8) times the Average Consolidated Pre-Tax Income of MSF Holding;

"Net Worth"                means, as of the relevant date of the relevant Notice
                           of Exercise, the capital, reserves and retained earnings of MSF Holding based on the consolidated audited financial statements for the Fiscal Year immediately preceding the date of the relevant Notice of Exercise, or, if available, the consolidated financial statements for the most recently completed fiscal quarter of the Fiscal Year, in which the relevant Notice of Exercise is given, provided any such quarterly statements have been audited in accordance with Section 5.10(iii) hereof;

"Notice of Exercise"       means any written notice given at any time or from
                           time to time during the Exercise Period by FMO to DVI pursuant to Article V, which shall set forth:

                           (i) only in the case that the Notice of Exercise is given before the fourth anniversary of the date of this Agreement, the occurrence and description of a Triggering Event and the basis of its determination, which determination by FMO shall be final, conclusive and binding upon DVI (absent gross negligence or clerical error);

                           (ii) whether FMO is exercising the Put Option with respect to all or part of the Option Shares and, if less than all the Option Shares are to be put to DVI, the number of Option Shares with respect to which FMO is exercising the Put Option;

                           (iii)    the Settlement Date;

                           (iv)     the Settlement Place; and

                           (v) the Exercise Price and the basis for its determination, which determination by FMO shall be final, conclusive and binding upon DVI (absent gross negligence or clerical error);

"Option Shares"   means:

                           (i)      the FMO Shares;

                           (ii) any other Shares subscribed or acquired by, or delivered to, FMO pursuant to the exercise of preemptive rights, options or warrants accruing to FMO in relation to the Option Shares;

                           (iii) any Shares received by FMO as a result of stock dividends, stock splits or otherwise on the Option Shares; and

                           (iv) any Shares received by FMO in exchange, replacement or substitution for the Option Shares;

"Put Option"                        means the right of FMO to require DVI and
                                    the obligation of DVI to purchase in
                                    accordance with the terms and conditions of this Agreement some or all of the Option
                                    Shares;

"Region" means the countries of Uruguay, Argentina, Brazil, Colombia and any other Latin American Country where any Co-Borrower or any of its Subsidiaries operates;

"Settlement Date"                   means a date specified in the relevant
                                    Notice of Exercise for making payment for and delivery of the Option Shares specified in the Notice of Exercise, which shall not be less than ninety (90) days nor more than one hundred twenty (120) days after the relevant Notice of Exercise shall have been given;

"Settlement Place"                  means the place in New York, New York,
                                    United States to be specified by FMO in the relevant Notice of Exercise where payment for and delivery of the relevant Option
                                    Shares are to be made;

"Stock Exchange"                    means an internationally recognized stock
                                    exchange, acceptable to FMO including, but not limited to, the London Stock Exchange and NASDAQ;

"Termination Date"                  means the date which is the eighth
                                    anniversary date of this Agreement; and

"Triggering Event"                  means:

                           (i) the failure or incapability of MSF Holding to maintain, on a consolidated basis, a diversified vendor lease portfolio, with no single vendor providing more than:

                                    (A)   fifty percent (50%) of the equipment
                                          financed pursuant to Eligible
                                          Leases/Loans in the MSF Portfolio from
                                          December 31, 2000 through December 31,
                                          2001; and

                                    (B)   forty percent (40%) of the equipment
                                          financed pursuant to Eligible
                                          Leases/Loans in the MSF Portfolio
                                          thereafter;

                           (ii) the failure or incapability of MSF Holding to maintain, on a consolidated basis, a Lease/Loan Loss Reserve of at least:

                                    (A)   one percent (1%) of Net Financed
                                          Assets during Fiscal Years 1997 and
                                          1998;

                                    (B)   one and one-half percent (1.5%) of Net
                                          Financed Assets during Fiscal Year
                                          1999; and

                                    (C)   two percent (2%) of Net Financed
                                          assets in Fiscal Year 2000 and
                                          thereafter; or

                           (iii) any material default or non-compliance by any party thereto (other than FMO) with any of its respective obligations, or any material misrepresentation or breach of warranty by any party thereto (other than FMO), under any of the Transaction Documents, in each case, to the extent any of such events are not attributable to FMO, and so long as any such default or non-compliance, or any such misrepresentation or breach of warranty, has not been cured, to the satisfaction of FMO, by any party thereto, as the case may be, within a period of thirty (30) Business Days commencing on the earlier of (i) the date in which FMO has given written notice to the Co-Borrowers and DVI that any of such events has occurred and is continuing and (ii) the date on which any of the Co-Borrowers and DVI shall have become aware of any of such events, whether or not:

                                    (A)      such circumstance was beyond the
                                             control of such party;

                                    (B)   FMO has exercised, or has omitted to
                                          exercise, any other right, power or
                                          remedy accruing to FMO upon such
                                          circumstance under any of such
                                          Transaction Documents; and

                                    (C)   such obligation is permitted, in whole
                                          or in part, under any applicable laws.

                           (iv) any substantial change to DVI's shareholder structure which would materially adversely affect MSF Holding's or any of its Subsidiaries policies or operations;

         Section 1.03. Interpretation. In this Agreement, unless the context otherwise requires:

         (a) headings and underlinings are for convenience only and do not affect the interpretation of this Agreement;

         (b) words importing the singular include the plural and vice versa;

         (c) words importing a gender or neuter include any gender or neuter;

         (d) an expression importing a natural person includes any company, partnership, joint venture, association, corporation or other body corporate and any governmental or quasi-governmental authority or agency;

         (e) a reference to any thing includes a part of that thing;

         (f) a reference to a Section, paragraph, party, Annex, Exhibit or
Schedule is a reference to a Section and paragraph of, and a party, Annex, Exhibit and Schedule to, this Agreement;

         (g) a reference to a document includes an amendment or supplement to, or replacement or novation of, that document disregarding any amendment, supplement, replacement or novation made in breach of the Investment Agreement; and

         (h) a reference to a party to any document includes that party's successors and permitted assigns.

                                   ARTICLE II

                         REPRESENTATIONS AND WARRANTIES


         Section 2.01. General Representations. Each of DVI and the Co-Borrowers represents, warrants and covenants that:

         (a) (i) in the case of DVI, it is a company duly incorporated and validly existing under the laws of the State of Delaware, USA,
                  (ii) in the case of MSF Holding, it is a company duly incorporated and validly existing under the laws of the Commonwealth of the Bahamas, and (iii) in the case of each of MSF, Estolur and HSF, it is a company duly incorporated and validly existing under the laws of Uruguay;

         (b) it has the corporate power to conduct its business as presently conducted;

         (c) it has the corporate power and all necessary corporate and other action has been taken to authorize it to execute this Agreement and to perform fully and completely all its obligations and liabilities hereunder;

         (d) the execution and delivery of this Agreement and the performance of its respective obligations hereunder will not violate or exceed its powers or contravene:

                  (i) any provision of any applicable law, regulation, decree or order to which it is subject;

                  (ii) any provision of the Estatutos or Certificate of Incorporation or Memorandum and Articles of Association or other relevant constitutive documents;

                  (iii) any provision of any mortgage, deed, contract, agreement or undertaking to which it is a party or which is binding upon all or any of its respective property or assets;

         (e) this Agreement constitutes its valid obligations, legally binding upon it and enforceable in accordance with its terms;

         (f) it has been provided with, and hereby acknowledges receipt of, a copy of each of the Transaction Documents; and

         (g) all governmental, corporate, shareholders', optionholders', creditors' and other necessary authorizations, consents, approvals, licenses and waivers required for its execution and delivery of this Agreement and its performance of its obligations under this Agreement, have been duly obtained or granted and are in full force and effect.

         Section 2.02. Further Representations. (a) DVI represents and warrants that it presently holds directly or through its wholly-owned Subsidiaries at least forty per cent (40%) of the voting shares of MSF Holding unencumbered by any Lien;

         (b) MSF Holding represents and warrants that it presently holds ninety-nine per cent (99%) of the voting shares of each of MSF, HSF and Estolur unencumbered by any Lien.

         Section 2.03. FMO Reliance. Each of DVI and the Co-Borrowers hereby acknowledges that it has made the representations in Sections 2.01 and 2.02 above with the intention of persuading FMO to enter into certain of the Transaction Documents and that FMO has entered into certain of the Transaction Documents on the basis of, and in full reliance on, each of such representations. Each of DVI and the Co-Borrowers warrants to FMO that each such representation is true and correct in all material respects as of the date of this Agreement and that none of them omits any matter the omission of which makes any of such representations misleading.

         Section 2.04. Non-Estoppel. The rights and remedies of FMO in relation to any misrepresentations or breach of warranty on the part of DVI and the Co-Borrowers shall not be prejudiced by any investigation by or on behalf of FMO into the affairs of DVI and the Co-Borrowers, by the execution of this Agreement or by any act or thing which may be done by or on behalf of FMO in connection with this Agreement and which might, apart from this Section, prejudice such rights or remedies.


                                   ARTICLE III

                               RETENTION OF SHARES


 Unless FMO otherwise agrees in writing, so long as any amounts are due and payable to FMO under any of the Transaction Documents, and so long as FMO holds shares in the voting capital of

MSF Holding: (a) DVI agrees directly and indirectly through any of its Subsidiaries or Affiliates, not to sell, transfer, assign, redeem, pledge, or otherwise in any manner dispose of or encumber, or permit any encumbrances or Liens to exist over, any of the voting shares of MSF Holding which it now owns or which it may acquire in the future, directly or indirectly through any of its Subsidiaries or Affiliates, if as a result thereof, it would own directly or indirectly less than forty percent (40%) of the voting share capital of MSF Holding, unencumbered by any pledge, Lien or security; and (b) DVI also agrees that it will from time to time take such action as shall be required on its part, directly or indirectly, including the exercise (to the extent permitted by law) of its preemptive rights under the Memorandum and Articles of Association or other relevant constitutive documents of MSF Holding to maintain its shareholding in MSF Holding at the minimum level specified above.

         Section 3.02. MSF Holding's Undertakings. Unless FMO otherwise agrees in writing, so long as any amounts are due and payable to FMO under any of the Transaction Documents and so long as FMO holds shares in the voting capital of MSF Holding:

         (a) MSF Holding agrees not to sell, transfer, assign, redeem, pledge or otherwise in any manner dispose of or encumber, or permit any encumbrances or Liens to exist over, any of the voting shares of MSF, Estolur or HSF which it now owns or which it may acquire in the future if, as a result thereof, it would own less than one hundred per cent (100%) of the voting share capital of each of MSF, Estolur and HSF unencumbered by any pledge, Lien or security; and

         (b) MSF Holding also agrees that it will from time to time take such action as shall be required on its part, including the exercise (to the extent permitted by law) of its preemptive rights under the respective Memorandum and Articles of Association, Estatutos or other relevant constitutive documents of each of MSF, Estolur and HSF to maintain its respective shareholdings in each such company at the minimum levels specified above.

         Section 3.03. Additional Obligations. Each of DVI and MSF Holding agrees that, for so long as any monies are payable to FMO under any of the Transaction Documents and so long as FMO holds shares in the voting capital of MSF Holding, unless FMO otherwise agrees in writing:

         (a) it will exercise its voting rights at any meeting of, or in respect of any other vote taken by, the shareholders of DVI, any of its Subsidiaries or Affiliates or any of the Co-Borrowers in such manner and otherwise take or cause to be taken all actions as to achieve a prompt and effective implementation of all the provisions of, and performance of all obligations of DVI, any of its

Subsidiaries or Affiliates and the Co-Borrowers under, the Transaction Documents; and

         (b) it will not, under the relevant provisions of the Memorandum and Articles of Association, Estatutos or other relevant constitutive documents of DVI, any or its Subsidiaries or Affiliates or any of the Co-Borrowers, as the case may be, approve or vote in favor of the approval of any transfer of shares proposed to be made in violation of the provisions of this Agreement.

         Section 3.04. Request for Transfer. (a) MSF Holding shall promptly give written notice to FMO of any request received by it to record a transfer, pledge or other form of disposition by DVI or any of its Subsidiaries or Affiliates of the shares held by DVI and any of its Subsidiaries or Affiliates in MSF Holding, and shall, to the extent permitted by law, refuse to make any such registration which is in violation of the provisions of this Agreement.

         (b) Each of MSF, Estolur and HSF shall promptly give written notice to FMO of any request received by it to record a transfer, pledge or other form of disposition by MSF Holding of the shares held by MSF Holding in any of MSF, Estolur or HSF, and shall, to the extent permitted by law, refuse to make any such registration which is in violation of the provisions of this Agreement.

         Section 3.05. Further Assurances. Each of MSF Holding, MSF, Estolur and HSF undertakes to take all necessary actions (i) to ensure that this Agreement is expressly mentioned in its respective registry of shareholders and/or any other registry whenever so required under the laws of the Bahamas or Uruguay, as the case may be, in order for this Agreement to become fully effective, valid and enforceable against the parties hereto and third parties; and (ii) to ensure the prompt and effective implementation of all of the provisions of this Agreement.

         Section 3.06. Tag-Along Rights. Subject to the provisions of Section
3.01 above, if at any time DVI decides, directly or indirectly through any of its Subsidiaries or Affiliates, to sell all or a percentage of the shares of MSF Holding held by DVI (the "DVI Shares"), unless FMO has notified DVI that the sale shall not include any Option Shares, DVI, directly or indirectly through any of its Subsidiaries or Affiliates, shall only sell any of the DVI Shares if the sale also includes all or the same percentage of the Option Shares as the percentage of all the DVI Shares sold. If necessary, DVI, directly or indirectly through any of its Subsidiaries or Affiliates, shall reduce the number of DVI Shares to be sold in order to sell the required number of Option Shares. DVI shall notify FMO of the terms and conditions on which it has decided to sell DVI Shares, and FMO shall have sixty (60) days to decide whether to sell any or all of its Option Shares as herein provided, and DVI, directly or indirectly through any of its Subsidiaries or Affiliates, shall not sell any DVI Shares prior to the expiration of such sixty (60) day period. The provisions of the preceding sentence shall apply to any DVI Shares that are not sold on the terms and conditions set forth in any notice to FMO relating to the proposed sale of such DVI Shares within thirty (30) days after the expiration of the sixty (60) day period applicable to such DVI Shares


                                   ARTICLE IV

                           NON-COMPETITION PROVISIONS


         Section 4.01. Competing Activities. So long as any amounts are due and payable to FMO under any of the Transaction Documents, and so long as FMO holds shares in the voting capital of MSF Holding, DVI agrees that it shall not directly or indirectly, alone or in conjunction with others, through Subsidiaries, Affiliates (other than MSF Holding), joint ventures or other business arrangements:

         (a) develop, own, manage operate, join, control, finance or participate in the ownership, management, operation, control or financing of, or be connected as an officer, director, employee, consultant or otherwise with, any business or enterprise engaged in any business which is competitive with the business of the Co-Borrowers within the Region provided however that DVI may continue to participate in the management, operation and control of Oferil;

         (b) engage in any other manner, within the Region, in any business which is competitive with the business of the Co-Borrowers provided, however, that DVI may engage in the business of the Co-Borrowers through Oferil (i) if and when such business has first be offered to the Co-Borrowers and the Co-Borrowers have declined participation in such business; (ii) in connection with Oferil's existing portfolio which has not be transferred to MSF or HSF pursuant to the Assignment Agreements; or

         (c) induce or attempt to induce any customers, suppliers, distributors, officers or employees of the Co-Borrowers to terminate their relationships with or to take any action that would be disadvantageous to the business of the Co-Borrowers.

For the purposes of this Section, the "business of the Co-Borrowers" shall be defined as the financing, through leases, loans or otherwise, of medical equipment.

         Section 4.02. Acknowledgments of DVI. DVI acknowledges that the period of restrictions and the restraints imposed by Section 4.01 are reasonably required for the protection of FMO and the Co-Borrowers. In the event that any of the provisions contained in this Agreement relating to the period of restriction or the scope of such restrictions, as set forth in Section 4.01, shall be deemed by a court of competent jurisdiction to exceed the maximum periods of time which such court would deem enforceable, or to exceed the enforceable scope of such provisions, the period or scope of such restriction, as the case may be, shall, for purposes of this Agreement, be deemed to be the maximum time period or maximum scope which such court would deem valid and enforceable. DVI further acknowledges that any violation of the covenants contained in Section 4.01 is likely to cause irreparable damage to FMO and the Co-Borrowers and, if proven to the satisfaction of a court of competent jurisdiction, it may be restrained in an action instituted by FMO or the Co-Borrowers by process issued out of such court, in addition to any other legal or equitable remedies provided by law.

                                    ARTICLE V

                                   PUT OPTION


         Section 5.01. Put Option FMO, in its discretion, shall have the right at any time, at one or more times and from time to time during the Exercise Period to sell to DVI, and to require DVI to purchase (and DVI shall be obligated to purchase), all or a portion of the Option Shares at the Exercise Price, in accordance with the provisions of this Article.

         Section 5.02. Notice of Exercise The Put Option may be exercised by FMO in respect of all or some of the Option Shares at any time, in one or more times and from time to time during the Exercise Period by delivery of a Notice of Exercise, executed by FMO and duly delivered to DVI.

         Section 5.03. Commitment of DVI Subject to the terms and conditions set forth herein, DVI hereby unconditionally, absolutely and irrevocably agrees to purchase from FMO, on the Settlement Date, at the Settlement Place and at the Exercise Price, all of the Option Shares in respect to which an Exercise Notice shall have been duly issued by FMO and delivered to DVI.

         Section 5.04. Settlement Upon receipt of a Notice of Exercise, DVI shall, on the Settlement Date and at the Settlement Place, purchase all of the Option Shares in respect to which such Exercise Notice was issued and shall make all necessary arrangements to pay, and shall pay, the Exercise Price in full, in Dollars in immediately available funds by wire transfer to the account so designated by FMO in the Notice of Exercise, it being understood that such payment shall be made to FMO without any set-off, counterclaim and condition and without any deduction whatsoever for fees, taxes, duties, expenses, costs or other charges howsoever called, all of which shall be borne by DVI.

         Section 5.05. Share Certificates FMO shall, on the Settlement Date, but only after receipt of the Exercise Price, transfer to DVI or its assigns the respective certificates representing the Option Shares so sold, free and clear of Liens, charges and encumbrances, duly endorsed in property (en propriedad) by FMO in the name of DVI and together with such instruments of transfer, if any, as shall be required by the laws of the Commonwealth of the Bahamas or the State of Delaware, USA to effect the transfer.

         Section 5.06. Right of Transfer. Without prejudice to any remedies available to FMO under this Agreement or otherwise, and notwithstanding any other provision of this Agreement to the contrary, in the event that DVI shall fail to pay to FMO in full in Dollars the Exercise Price on or before the Settlement

Date at the Settlement Place, FMO, at its sole discretion and by prior written notice to DVI, shall be free to:

         (i) sell, transfer or otherwise dispose of any or all of such Option Shares, provided, however, that in the event of any such sale, transfer or other disposition of such Option Shares, the provisions of this Agreement (including, without limitation, the obligation of DVI to purchase the Option Shares) with respect to the portion of the Option Shares so sold, transferred or otherwise disposed of, shall have no further force or effect; provided, further, that DVI shall remain obligated to pay to FMO the Exercise Price, but reduced by an amount equal to the net proceeds, if any, received by FMO from such sale, transfer or disposition of such Option Shares; and/or

         (ii) cancel, in whole or in part, the relevant Notice of Exercise and the sale of all or part of the Option Shares to be made pursuant thereto, without penalty of any kind to FMO and without prejudice to any other right, remedies, powers and remedies of FMO hereunder or elsewhere.

         Section 5.07. Obligations Irrevocable, Absolute and Unconditional. (a) The obligations of DVI under this Article V are firm, unconditional, absolute and irrevocable and shall not be terminated, suspended or affected in any manner by the deterioration of DVI's or the Co-Borrowers' financial situation, the interruption of DVI's or the Co-Borrowers' operations, the insolvency of any of the Co-Borrowers, the filing of any bankruptcy procedure or any similar procedure against any of the Co-Borrowers or any other circumstances whatsoever.

         (b) DVI's obligations hereunder can be discharged only by performance and then only to the extent of such performance.

         (c) The Put Option shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Exercise Price is rescinded or must otherwise be returned by FMO or any other person upon the insolvency, bankruptcy or reorganization of any person or otherwise, all as though such payment had not been made.

         Section 5.08. Term of the Put Option. (a) The provisions of this
Article V shall be effective from the date hereof and shall continue to be in full force and effect until the last to occur of (A) the first date on which MSF Holding shall be deemed to have become a public company as provided in subsection (b) below, (B) the date on which the Exercise Price shall no longer be subject to recession or return pursuant to Section 5.08(c) hereof, (C) the date on which the right of MSF Holding to the FMO Subscription under the Investment Agreement shall have been canceled and (D) the date which is the eighth anniversary date of this Agreement.

         (b) MSF Holding shall be deemed to have become a public company when all the requirements set out below have been fully satisfied:

                  (i) MSF Holding shall have delivered to FMO a notice, in form and substance satisfactory to FMO, signed by an authorized representative of MSF Holding certifying that (A) all legal, governmental, corporate, creditors', and other necessary licenses, approvals or consents required to be obtained or fulfilled under the laws, rules, procedures and regulations of the applicable Stock Exchange, any other applicable laws and MSF Holding's Memorandum and Articles of Association or other relevant constitutive documents; to become a public company, have been duly fulfilled, granted and obtained by MSF Holding and all such licenses, approvals or consents have become irrevocable and unconditional under their relevant terms; and (B) no Event of Default or suspension and cancellation of the FMO Subscription and no Triggering Event shall have occurred or be continuing;

                  (ii) FMO shall have received a certificate from the Stock Exchange or other documentation satisfactory to FMO establishing that (A) Shares representing at least thirty percent (30%) of the outstanding share capital of MSF Holding were placed within a period not to exceed forty-five (45) consecutive calendar days counting from the day on which such shares were originally made available for subscription by the public; provided, that for purposes of the calculation referred to in Section 5.08(b)(ii)(A), any Shares offered in an initial public offering and subscribed by, or any Shares traded by or on behalf of, any of the Co-Borrowers or DVI or any Subsidiary or Affiliate shall be excluded and FMO has received documentation satisfactory to FMO establishing that the Shares are actively traded;

                  (iii) FMO shall have received a legal opinion or opinions, in form and substance acceptable to FMO of counsel acceptable to it in (A) the Commonwealth of the Bahamas, and (B) such other jurisdiction as FMO shall deem appropriate, and concurred in by counsel for MSF Holding, with respect to the matters referred to in paragraph
                           (i) above and such other matters incident to the opening of the capital of MSF Holding and the trading of the Shares in such Stock Exchange as FMO shall reasonably request; and

                  (iv) FMO shall have delivered to MSF Holding a notice stating that the notice from MSF Holding, the confirmation by such Stock Exchange and the legal opinions referred to in paragraphs (i), (ii) and
                           (iii) above are acceptable to FMO, and such notice shall not be unreasonably withheld by FMO.

         Section 5.09. Cancellation of the Put Option. Notwithstanding anything to the contrary provided in this Article V, FMO may, at its own discretion, at any time prior to the relevant Settlement Date, by notice to DVI, cancel the relevant Notice of Exercise and the sale of Option Shares to be made pursuant thereto. In such event, FMO agrees to reimburse DVI for any reasonable expenses incurred theretofore by them as a result of or in connection with the relevant Notice of Exercise that has been canceled by FMO.

         Section 5.10. Required Documentation. For the purposes of calculating the Exercise Price, DVI agrees to cause MSF Holding to, and MSF Holding agrees to, furnish to FMO:

         (i) within ninety (90) days after the commencement of a Fiscal Year, the audited financial statements of each of the Co-Borrowers for the immediately preceding Fiscal Year;

         (ii) within sixty (60) days after the commencement of a fiscal quarter of a Fiscal Year, the unaudited financial statements of each of the Co-Borrowers for the immediately preceding fiscal quarter of such Fiscal Year; and

         (iii) only if so requested by FMO for purposes of calculating the Exercise Price, special audited financial statements of the Co-Borrowers for the immediately preceding fiscal quarter of such Fiscal Year (such audit to be at the cost of the Co-Borrowers, which special audited quarterly financial statements shall be delivered to FMO within forty-five (45) days after the date of the notice of request sent by FMO to DVI in this respect).

                                   ARTICLE VI

                                  MISCELLANEOUS


         Section 6.01. Waivers. (a) DVI and each of the Co-Borrowers hereby irrevocably waives, to the extent permitted by applicable laws, any defenses, rights, claims, counterclaims, remedies and powers that it may now or hereafter have in any way relating to any or all of the following:

                  (i) any lack of validity or enforceability of the Investment Agreement, the other Transaction Documents or any agreement or instrument relating thereto;

                  (ii) any change in the time, manner or place of payment of, or in any other term of or relating to, all or any obligations of any person under the Investment Agreement or any other Transaction Document, or any other amendment or waiver of or any consent to departure from the Investment Agreement or any other Transaction Document;

                  (iii) any change, restructuring, reorganization, merger, consolidation, liquidation or termination of the corporate structure or existence of any of the Co-Borrowers or DVI, or any of their respective Subsidiaries, or any change in the ownership of any shares of the capital stock of any of such entities;

                  (iv) any failure of FMO to disclose to the Co-Borrowers or DVI any information relating to the financial condition, operations, properties or prospects of any other person now or in the future known to FMO;

                  (v) the occurrence and/or continuance of any bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency, liquidation or similar proceedings with respect to DVI, any of the Co-Borrowers or any other person;

                  (vi) the existence of any claim, setoff, defense or other right which DVI or the Co-Borrowers may have against DVI or any of the Co-Borrowers, FMO or any other person;

                  (vii) all requirements as to promptness, diligence, presentment, demand, protest or notice of any kind with respect to any obligations of any party (other than FMO) under either this Agreement, the Investment Agreement or any other Transaction Document;

                  (viii) any right to require FMO to proceed against DVI, any of the Co-Borrowers or any other person, or to pursue any other remedy, action or power whatsoever within the power of FMO;

                  (ix) any right arising out of the absence of request of payment (judicial or otherwise) by FMO to DVI or any of the Co-Borrowers;

                  (x) any right to revoke or terminate this Agreement, except as established in Sections 5.09. and 6.08 hereof;

                  (xi) any assertion of, or failure to assert, or delay in asserting, any right, power or remedy against any party in respect of any Triggering Event;

                  (xii) any failure of any of the Transaction Documents to comply with any requirement of any applicable laws;

                  (xiii) any purported or actual assignment or transfer of any of the Option Shares by FMO to any other party;

                  (xiv) any Transaction Document being in whole or in part illegal, void, voidable, voided, unenforceable or otherwise of limited force and effect; or

                  (xv) any other circumstance (including, without limitation, any statute of limitations) or any existence of or reliance on any representation by FMO that might otherwise constitute a defense available to, or a discharge of, DVI.

         (b) DVI and each of the Co-Borrowers acknowledges that it will receive substantial direct and indirect benefits from the FMO Subscription contemplated by the Transaction Documents and that the waivers set forth in subsection (e) above are knowingly made in contemplation of such benefits.

         Section 6.02. MSF Holding as Agent for Communication. So long as any amounts are due and payable to FMO under any of the Transaction Documents, and so long as FMO holds shares in the voting capital of MSF Holding, any notice, request or other communication to be given by FMO to MSF, Estolur and HSF under the term of this Agreement and each Transaction Document may, at the option of FMO and without prejudice to its right to communicate directly with MSF, Estolur and HSF, be addressed to MSF Holding, as agent, which is hereby irrevocably authorized and directed by MSF, Estolur and HSF to act as agent for it in such matter, and MSF Holding hereby accepts such appointment.

         (b) Each of MSF, Estolur and HSF hereby irrevocably appoints MSF Holding to act as its agent to give any notice, request or other communication to be given by MSF, Estolur and HSF under the terms of this Agreement and each Transaction Document, and MSF Holding accepts such appointment.

         Section 6.03. Notices. Any notice given under this Agreement shall be in writing and shall be deemed to have been duly given when delivered by hand, airmail or facsimile, established courier service or telex to the party's address specified below or at such other address as such party notifies to the other party from time to time and will be effective upon receipt or, in the case of delivery by hand or by established courier service, upon refusal to accept delivery.

         For DVI:

                  500 Hyde Park
                  Doylestown, PA 18901 USA

                  Attn.: Mr. Michael A. O'Hanlon
                  Facsimile:  215-230 8108


                  Telex:        ___________



         For the Co-Borrowers:

                  MSF Holding
                  EuroCanadian Centre
                  Marlborough Street
                  P.O. Nassau Bahamas N-8327
                  Bahamas


                  Facsimile:  242-3266177



         For FMO:

                  Nederlandse Financierings-Maatschappij
                  voor Ontwikkelingslanden N.V.
                  P.O. Box 93060
                  2509 AB The Hague
                  The Netherlands

                  Facsimile:
                               31 70 32 461 87


         Section 6.04. English Language. All documents to be furnished or communications to be given or made under this Agreement shall be in the English language or, if in another language, shall, if FMO so requests, be accompanied by a translation into English satisfactory to FMO certified by a representative of DVI or the Co-Borrowers, as the case may be, which translation shall be the governing version among DVI, the Co-Borrowers and FMO.

         Section 6.05. Fees and Expenses. DVI and the Co-Borrowers shall pay to FMO or as FMO may direct all taxes, including stamp taxes, duties, fees or other charges payable in connection with the execution, delivery, registration or notarization of this Agreement and shall pay:

         (a) the fees and expenses of FMO's counsel in the Bahamas, Uruguay, New York, Delaware and any jurisdiction in which any of the Co-Borrowers conducts business, incurred in connection with:

                  (i) the preparation and/or review, execution and, if appropriate, registration of this Agreement and any other documents related to this Agreement;

                  (ii) the giving of any legal opinions required by FMO under this Agreement; and

                  (iii) any amendment, supplement or modification to, or waiver under this Agreement or any of the Transaction Documents;

         (b) the costs and expenses incurred by FMO in relation to the enforcement or protection or attempted enforcement or protection of its rights under this Agreement, including legal and other professional consultants' fees; and

         (c) any costs or expenses incurred by FMO or losses suffered as a result of DVI's failure to pay to FMO in full in Dollars the Exercise Price on or before the Settlement Date at the Settlement Place.

         Section 6.06. Financial Calculations. (a) All financial calculations to be made under, or for the purposes of, this Agreement shall be determined in accordance with U.S. generally accepted accounting principles applied on a consistent basis and, except as otherwise required to conform to the definitions contained in the Investment Agreement, shall be calculated from the then most recently issued quarterly financial statements which each of the Co-Borrowers is obligated to furnish to FMO under Sections 7.01(c) and (d) of the Investment Agreement.

         (b) If the relevant quarterly financial statements are in respect of the last quarter of a Fiscal Year then, at FMO's option, such calculations may instead be made from the audited financial statements for the relevant Fiscal Year.

         (c) If any material adverse change in the financial condition of any of the Co-Borrowers after the end of the period covered by the relevant financial statements has occurred, such material adverse change shall also be taken into account in calculating the relevant figures.

         Section 6.07. Termination of Agreement. Except as otherwise provided herein, this Agreement shall continue in force for as long as any amounts are due and payable to FMO under any of the Transaction Documents. Notwithstanding the above, the provisions of Article IV and, subject to the provisions of
Section 5.09 hereof, Article V shall survive the termination or cancellation of the Investment Agreement or any other Transaction Document if FMO continues to hold any FMO Shares notwithstanding such termination or cancellation.

         Section 6.08. Severability. (a) The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement which shall remain in full force and effect.

         Section 6.09 Applicable Law and Jurisdiction. (a) This Agreement is governed by, and shall be construed in accordance with, the laws of the State of New York, United States of America.

         (b) Each of DVI and the Co-Borrowers irrevocably agrees that any legal action, suit or proceeding arising out of or relating to this Agreement or any other Transaction Document to which DVI or any of the Co-Borrowers is a party may be brought by FMO in the courts of the State of New York or of the United States of America located in the Southern District of New York. Final judgment against DVI or any of the Co-Borrowers in any such action, suit or proceeding shall be conclusive and may be enforced in any other jurisdiction, including the Bahamas or Uruguay, by suit on the judgment, a certified or exemplified copy of which shall be conclusive evidence of the judgment, or in any other manner provided by law.

         (c) By the execution and delivery of this Agreement, each of DVI and the Co-Borrowers irrevocably submits to the non-exclusive jurisdiction of any such court in any such action, suit or proceeding and each of the Co-Borrowers designates, appoints and empowers CT Corporation System, 1633 Broadway New York NY 10019, New York as its authorized agent to receive for and on its behalf service of any summons, complaint or other legal process in any such action, suit or proceeding in the State of New York.

         (d) Nothing in this Agreement shall affect the right of FMO to commence legal proceedings or otherwise sue DVI or any of the Co-Borrowers in the Bahamas or Uruguay or any other appropriate jurisdiction, or concurrently in more than one jurisdiction, or to serve process, pleadings and other legal papers upon DVI or any of the Co-Borrowers in any manner authorized by the laws of any such jurisdiction.

         (e) As long as this Agreement remains in force, each of the Co-Borrowers shall maintain a duly appointed agent for the service of summons, complaint and other legal process in New York, New York, United States of America, for purposes of any legal action, suit or proceeding FMO may bring in respect of this Agreement or any other Transaction Document to which any of the Co-Borrowers is a party. Each of the Co-Borrowers shall keep FMO advised of the identity and location of such agent.

         (f) Each of the Co-Borrowers also irrevocably consents, if for any reason any of the Co-Borrower's authorized agent for service of process of summons, complaint and other legal process in any such action, suit or proceeding is not present in New York, New York, to service of such papers being made out of those courts by mailing copies of the papers by registered United States air mail, postage prepaid, to any of the Co-Borrowers, as the case may be, at its address specified in Section 6.03. In such a case, FMO shall also send by telex or facsimile, or have sent by telex or facsimile, a copy of the papers to such Co-Borrower, as the case may be.

         (g) Service in the manner provided in subsection (f) above in any such action, suit or proceeding will be deemed personal service, will be accepted by the Co-Borrowers, as the case may be, as such and will be valid and binding upon the Co-Borrowers, as the case may be, for all purposes of any such action, suit or proceeding.

         (h) Each of DVI and the Co-Borrowers irrevocably waives to the fullest extent permitted by applicable law:

                  (i) any objection which it may have now or in the future to the laying of the venue of any such action, suit or proceeding in any court referred to in this Section;

                  (ii) any claim that any such action, suit or proceeding has been brought in an inconvenient forum; and

                  (iii) its right of removal of any matter commenced by FMO in the courts of the State of New York to any court of the United States of America.

         (i) To the extent that DVI or any of the Co-Borrowers may be entitled in any jurisdiction to claim for itself or its assets immunity in respect of its obligations under this Agreement or any other Transaction Document to which such Co-Borrower is a party from any suit, execution, attachment (whether provisional or final, in aid of execution, before judgment or otherwise) or other legal process or to the extent that in any jurisdiction such immunity (whether or not claimed) may be attributed to it or its assets, each of DVI and the Co-Borrowers irrevocably agrees not to claim and irrevocably waives such immunity to the fullest extent permitted by the laws of such jurisdiction.

         (j) Each of DVI and the Co-Borrowers hereby acknowledges that FMO shall be entitled under applicable law, including the provisions of the International Organizations Immunities Act, to immunity from a trial by jury in any action, suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby or any other Transaction Document to which any of DVI or the Co-Borrowers is a party, brought against FMO in any court of the United States of America. Each of DVI and the Co-Borrowers hereby waives any and all rights to demand a trial by jury in any action, suit or proceeding arising out of or relating to this Agreement or any other Transaction Document to which any of DVI or the Co-Borrowers is a party or the transactions contemplated by this Agreement or such Transaction Documents, brought against FMO in any forum in which FMO is not entitled to immunity from a trial by jury.

         (k) To the extent that DVI or any of the Co-Borrowers may, in any suit, action or proceeding brought in any of the courts referred to in paragraph (b) above or a court of the Bahamas, Uruguay or elsewhere arising out of or in connection with this Agreement or any other Transaction Document to which DVI or any of the Co-Borrowers is a party, be entitled to the benefit of any provision of law requiring FMO in such suit, action or proceeding to post security for the costs of DVI or any of the Co-Borrowers (cautio judicatum solvi), or to post a bond or to take similar action, each of DVI and the Co-Borrowers hereby irrevocably waives such benefit, in each case to the fullest extent now or in the future permitted under the laws of the Bahamas, Uruguay or, as the case may be, the jurisdiction in which such court is located.

         Section 6.10 Successors and Assigns. This Agreement binds and benefits the respective successors and assigns of its parties. However the Co-Borrowers may not assign or delegate any of their respective rights or obligations under this Agreement without FMO's consent.

         Section 6.11 Amendment. Any amendment of any provision of this Agreement shall be in writing and signed by the parties.

         Section 6.12 Counterparts. This Agreement may be executed in several counterparts, each of which is an original, but all of which together constitute one and the same agreement.

         Section 6.13 Remedies and Waivers. No failure or delay by FMO in exercising any power, remedy, discretion, authority or other rights under this Agreement shall waive or impair that or any other right of FMO. No single or partial exercise of such a right shall preclude its additional or future exercise. No such waiver shall waive any other right under this Agreement. All waivers or consents given under this Agreement shall be in writing.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be signed in their respective names as of the date first above written.


                  DVI, Inc



                  By ___________________________
                     Authorized Representative


                  MSF HOLDING LTD.



                  By ___________________________
                     Authorized Representative


                  CADILUR S.A.



                  By ___________________________
                     Authorized Representative


                  ESTOLUR S.A.



                  By ___________________________
                     Authorized Representative


                  NATULER S.A.



                  By ___________________________
                     Authorized Representative

                  NEDERLANDSE FINANCIERINGS-MAATSCHAPPIJ

                  VOOR ONTWIKKELINGSLANDEN N.V.


                  By ___________________________
                     Authorized Representative